Exhibit 3.48

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

050106

Filed in the office of	Document Number
Barbara K. Cegavske	20160506354-42
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time: 11/18/2016 8:54 AM
	Entity Number: E0507792016-7

Articles of Organization Limited-Liability Company

(PURSUANT TO NRS CHAPTER 86)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)

LGI Homes - Nevada, LLC

Check box if a Series Limited-Liability Company ☐

Check box if a Restricted Limited-Liability Company ☐

2. Registered Agent for Service of Process: (check only one box)

☒ Commercial Registered Agent: CSC Services of Nevada, Inc.
Name

☐ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address — City — Nevada — Zip Code

Mailing Address (if different from street address) — City — Nevada — Zip Code

3. Dissolution Date: (optional)

Latest date upon which the company is to dissolve (if existence is not perpetual):

4. Management: (required)

Company shall be managed by: ☒ Manager(s) **OR** ☐ Member(s) (check only one box)

5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)

1) LGI Homes Group, LLC
Name

Street Address	City	State	Zip Code
1450 Lake Robbins Drive, Suite 430	The Woodlands	TX	77380

2) Name

Street Address — City — State — Zip Code

3) Name

Street Address — City — State — Zip Code

6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name: Margaret Britton

X Margaret Britton
Organizer Signature

Address	City	State	Zip Code
1450 Lake Robbins Drive, Suite 430	The Woodlands	TX	77380

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

CSC Services of Nevada, Inc.
X By: [signature]

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date: 11-18-16

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 86 DLLC Articles
Revised: 10-1-15

ADDENDUM TO ARTICLES OF ORGANIZATION
OF
LGI HOMES –NEVADA, LLC

ARTICLE 9
PURPOSES AND POWERS

The Company is organized for any legal and lawful purpose for which a limited liability company may be organized in the State of Nevada, except banking and insurance. The Company shall have all the powers granted to a limited liability company under the laws of the State of Nevada.

ARTICLE 10
MANAGEMENT OF THE COMPANY

No individual Members of the Company, other than the Manager, shall have any individual rights or powers to take part in the management of the Company other than as expressly set forth in the Act or the Operating Agreement. No Member who is not also a Manager shall have the right to contract debts or incur liability on behalf of the Company.

ARTICLE 11
LIABILITIES OF MANAGERS AND MEMBERS

Members and Managers of the Company are not individually liable for any debts or liabilities of the Company.

ARTICLE 12
INDEMNIFICATION

The Company may indemnify any person or entity who is or was a Manager, Member, Officer, Director, Employee, or Agent of the Company to the fullest extent permitted or authorized by Nev. Rev. Stat. §§86.411 to 86.461, et. seq. The indemnification and advance of expenses authorized herein shall not be exclusive to any other rights to which any manager, officer, employee, or agent may be entitled under any bylaw, agreement or otherwise. The Articles of Organization shall not be interpreted to limit in any manner the indemnification or right to advancement for expenses of an individual who would otherwise be entitled thereto.